QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or Section 240.14a-12
DUANE READE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

For:	Duane Reade Inc.
Approved By:	John Henry (212) 273-5746 SVP—Chief Financial Officer
Contact:	Cara O'Brien/Lila Sharifian (212) 850-5600 Financial Dynamics

FOR IMMEDIATE RELEASE

DUANE READE INC. ANNOUNCES AMENDMENT TO
ITS CREDIT FACILITY AND PRICING OF BOND OFFERING

        New York, New York, July 23, 2004—Duane Reade Inc. (NYSE: DRD) today announced that on July 22, 2004 it amended its existing senior secured credit facility with Bank of America's Retail Finance Group to provide for a $50 million increase in borrowing capacity, from $200 million to $250 million. The Company also noted that additional changes were made to the terms of the credit facility that will have the effect of reducing overall borrowing costs to the Company.

        It is currently expected that the additional capacity will be used to maintain approximately $100 million of borrowing availability under the credit facility upon completion of the proposed acquisition of the Company by an affiliate of Oak Hill Capital Partners, L.P. and the related refinancing of the Company's debt. The Company's stockholders are currently scheduled to vote on the proposed acquisition on July 26, 2004. The increased borrowing capacity is not, however, contingent upon the consummation of the proposed acquisition.

        The Company also announced today that Duane Reade Acquisition Corp., which will be merged into the Company assuming completion of the proposed acquisition, priced an offering of $195 million of 9.75% Senior Subordinated Notes Due 2011 in a Rule 144A offering. The proceeds of the offering of the notes will be used to finance, in part, the proposed acquisition and related refinancing of the Company's debt. The closing of the sale of the senior subordinated notes is scheduled to occur on July 30, 2004, which is also the scheduled closing date of the proposed acquisition and other related transactions, assuming the Company's stockholders approve the proposed acquisition.

        The senior subordinated notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

        This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.

        Founded in 1960, Duane Reade is the largest drug store chain in the metropolitan New York City area, offering a wide variety of prescription and over-the-counter drugs, health and beauty care items, cosmetics, greeting cards, photo supplies and photofinishing. As of June 26, 2004, the Company operated 247 stores. Duane Reade maintains a website at http://www.duanereade.com.

Important Information

        In connection with the acquisition of Duane Reade by Duane Reade Acquisition Corp., Duane Reade Acquisition Corp. and related entities have filed relevant materials with the Securities and Exchange Commission (the "SEC"), including a definitive proxy statement, which was filed on June 30, 2004 and was mailed to holders of Duane Reade's common stock on July 1, 2004. Stockholders are urged to read the definitive proxy statement on file with the SEC, and any other relevant materials filed by Duane Reade or the Oak Hill entities because they contain, or will contain, important information. The definitive proxy statement is available for free (along with any other documents and reports filed by Duane Reade with the SEC) at the SEC's website, www.sec.gov. In addition, you may obtain documents filed with the SEC by Duane Reade free of charge by requesting them in writing from Duane Reade Inc., 440 Ninth Avenue, New York, New York 10001, Attention: Corporate Secretary, or by telephone at (212) 273-5700.

Participant Information

        Duane Reade Shareholders, LLC, Duane Reade Holdings, Inc. and Duane Reade Acquisition Corp. were formed as the acquiring entities at the direction of the equity sponsors, which currently include Oak Hill Capital Partners, L.P., Oak Hill Capital Management Partners, L.P. and certain members of Duane Reade's management. Andrew J. Nathanson and Tyler J. Wolfram are the initial directors of each newly formed Delaware corporation and Michael Green was added as a director on July 12, 2004. These entities and their directors and officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. As of the date of this communication, Mr. Nathanson has an indirect interest (through his participation in an investment partnership) of less than 1% in the outstanding shares of the common stock of Duane Reade and none of the other foregoing participants has any direct or indirect interest, by security holdings or otherwise, in Duane Reade.

        Duane Reade and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Certain information regarding the participants and their interest in the solicitation is set forth in the proxy statement for Duane Reade's 2003 annual meeting of stockholders filed with the SEC on April 10, 2003 and the Form 4s filed by Duane Reade's directors and executive officers since April 10, 2003. Stockholders may obtain additional information regarding the interests of such participants by reading the definitive proxy statement, filed on June 30, 2004.

        Except for historical information contained herein and statements relating to the acquisition of the Company by Oak Hill, the statements in this release and the accompanying discussion on the earnings conference call are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, this document may contain statements, estimates or projections relating to, among other things, the acquisition of the Company by Oak Hill that constitute "forward-looking" statements as defined under U.S. federal securities laws. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted or expected results. Those risks include, among other things, the competitive environment in the drugstore industry in general and in the Company's specific market area, inflation, changes in costs of goods and services and economic conditions in general and in the Company's specific market area. Those and other risks are more fully described in Duane Reade's reports filed with the SEC from time to time, including its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

###

QuickLinks

DUANE READE INC. ANNOUNCES AMENDMENT TO ITS CREDIT FACILITY AND PRICING OF BOND OFFERING